UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2010

LPL Investment Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52609	20-3717839
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Beacon Street Boston MA	02108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 423-3644

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

At the Annual Meeting of the Stockholders of LPL Investment Holdings Inc. (the “Company”) held on June 9, 2010 (the “Annual Meeting”), the proposals listed below were submitted to a vote of the stockholders. The proposals are described in the Company’s definitive proxy statement for the Annual Meeting. Each of the proposals was approved by the stockholders pursuant to the voting results set forth below.

Proposal 1 – The Election of Directors

The nine nominees named in the definitive proxy statement were elected to serve as directors until the 2011 annual meeting or until their successors are duly elected and qualified. Information as to the vote on each director standing for election is provided below:

	Votes	Votes	Votes
Nominee	For	Withheld	Abstaining
Mark S. Casady	71,482,094	2,170	0
Richard W. Boyce	71,450,284	33,980	0
John J. Brennan	71,455,734	28,530	0
James S. Putnam	71,464,844	19,420	0
Erik D. Ragatz	71,473,564	10,700	0
James S. Riepe	71,471,394	12,870	0
Richard P. Schifter	71,450,284	33,980	0
Jeffrey E. Stiefler	71,465,034	19,230	0
Allen R. Thorpe	71,471,394	12,870	0

There were no broker non-votes with respect to this proposal.

Proposal 2 – Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent public accounting firm.

The stockholders voted to ratify the appointment of Deloitte & Touche LLP as the Company’s independent public accounting firm. The voting results were as follows:

Votes	Votes	Votes
For	Against	Abstaining
71,482,094	0	2,170

There were no broker non-votes with respect to this proposal.

Proposal 3 – Approval of the LPL Investment Holdings Inc. and Affiliates Corporate Executive Bonus Plan.

The stockholders voted to approve the LPL Investment Holdings Inc. and Affiliates Corporate Executive Bonus Plan. The voting results were as follows:

Votes	Votes	Votes
For	Against	Abstaining
71,267,354	134,180	82,730

There were no broker non-votes with respect to this proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPL INVESTMENT HOLDINGS INC.

By:	/s/ Robert J. Moore
Name: Robert J. Moore Title: Chief Financial Officer

Dated: June 14, 2010